Consent of Ernst & Young, LLP
                 Independent Auditors



      We consent to the reference to our firm under the
caption "Experts" in the Registration Statement (Form S-
8  No. 33-_______________) pertaining to the 1994 Stock
Option   Plan  of  Electrosource,  Inc.  and  to   the
incorporation by reference therein of our report  dated
February  13, 1995, except for Note Q, as to which  the
date   is   March  10,  1995, and Note R, as to which
the date is October 6, 1995, with  respect   to   the
financial statements and schedule of Electrosource, Inc. included in its Current Report on Form 8-K dated
October 12, 1995, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP
Ernst & Young LLP

Austin, Texas
October 11, 1995